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                                                                  EXHIBIT 23 (a)

                          INDEPENDENT AUDITOR'S CONSENT



The Board of Directors
TurboSonic Technologies, Inc.:


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the TurboSonic Technologies, Inc. 2000 Stock Plan of our report dated August 31, 2000 (except for Note 20, which is as of February 16,
2001), with respect to the consolidated financial statements, as amended, of TurboSonic Technologies, Inc. included in its Annual Report (Form 10-KSB/A) for the year ended June 30, 2000 filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP
March 16, 2001
Kitchener, Ontario, Canada.